Exhibit 99.(a)(1)(C)

USE THIS FORM IF YOU ARE UNABLE TO DELIVER YOUR MID-WISCONSIN FINANCIAL SERVICES, INC. STOCK CERTIFICATE(S) BY THE EXPIRATION TIME.


                        NOTICE OF GUARANTEED DELIVERY

                                      OF

                            SHARES OF COMMON STOCK

                                      OF

                    MID-WISCONSIN FINANCIAL SERVICES, INC.

                  (NOT TO BE USED FOR SIGNATURE GUARANTEES)

       This form must be used in connection with your tender if the certificates for your shares of common stock, $.10 par value per share, of Mid-Wisconsin Financial Services, Inc. are not immediately available and time will not permit your stock certificates and other required documents to be delivered to the Depositary on or before 5:00 p.m., New York time, on January 31, 2006 (the "Expiration Time").

       This form may be delivered by hand, mail, or facsimile transmission to the Depositary, and must be received by the Depositary on or before the Expiration Time.

                              THE DEPOSITARY IS:
                        REGISTRAR AND TRANSFER COMPANY

       By Mail or Facsimile: By Hand / Overnight Courier:
       Registrar and Transfer Company Registrar and Transfer Company
       Attn: Reorg/Exchange Dept. Attn: Reorg/Exchange Dept.
       P.O. Box 64510 Commerce Drive Cranford, New Jersey 07016
       Cranford, New Jersey 07016 Fax: (908) 497-2311

       DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

       This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "eligible institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Ladies and Gentlemen:

       The undersigned hereby tenders to Mid-Wisconsin Financial Services, Inc. (the "Company") on the terms and subject to the conditions set forth in the Company's Offer to Purchase dated December 15, 2005 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares described below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall mean the common stock of the Company.

            ODD LOTS (SEE INSTRUCTION 4 TO LETTER OF TRANSMITTAL)

       To be completed only if shares are being tendered by or on behalf of a person owning beneficially or of record, an aggregate of fewer than 100 Shares.

       The undersigned either (check one box):

     (box) is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

     (box) is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of the shares.

(PLEASE TYPE OR PRINT)
CERTIFICATE NOS.
(IF AVAILABLE):  _____________________      SIGNATURE(S) _____________________

NO. OF SHARES (CASH): ________________      __________________________________

NO. OF SHARES (STOCK): _______________      __________________________________

NAME(S) ______________________________      DATED: ___________________________


ADDRESS ______________________________

______________________________________

______________________________________

______________________________________
AREA CODE(S) AND TELEPHONE NUMBER(S)

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                              DELIVERY GUARANTEE
                  (NOT TO BE USED FOR A SIGNATURE GUARANTEE)


       THE UNDERSIGNED IS A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION," AS SUCH TERM IS DEFINED IN RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE INSTITUTION"), GUARANTEES THE DELIVERY TO THE DEPOSITARY OF THE SHARES SURRENDERED HEREBY, IN PROPER FORM FOR TRANSFER, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF), WITH ANY REQUIRED SIGNATURE GUARANTEES, AND ANY OTHER REQUIRED DOCUMENTS, WITHIN THREE TRADING DAYS (AS DEFINED IN THE OFFER TO PURCHASE, AFTER THE DATE HEREOF.)

       The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing the shares to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

AUTHORIZED SIGNATURE: _____________________________________________________

___________________________________________________________________________

NAME: _____________________________________________________________________
                                      (PLEASE PRINT)

TITLE: ____________________________________________________________________


NAME OF FIRM: _____________________________________________________________


ADDRESS: __________________________________________________________________

___________________________________________________________________________
                                   (INCLUDING ZIP CODE)

DAYTIME AREA CODE AND TELEPHONE NUMBER: ___________________________________


DATE: _____________________________________________________________________
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